Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Quinpario Acquisition Corp. 2 of our report dated March 23, 2017 relating to the financial statements of Novitex Holdings, Inc., which appears in the Definitive Proxy Statement on Schedule 14A of Quinpario Acquisition Corp. 2 for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
July 5, 2017